Exhibit 10.2

CANCELLATION AND EXCHANGE AGREEMENT

THIS CANCELLATION AND EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of March 25, 2025, by and between 1847 Holdings LLC, a Delaware limited liability company (the “Company”), and _______________ (the “Holder”).

RECITALS

A. On October 30, 2024, the Company issued the Holder a series A warrant to purchase ______ Common Shares (the “Warrant”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Warrant. Following several exercises and adjustments pursuant to the terms of the Warrant, the Exercise Price was adjusted to $0.81 and the number of Warrant Shares was adjusted to ______, all of which were exercised for _____ Common Shares (the “Exercised Shares”).

B. The Parties desire to cancel the Exercised Shares and in consideration therefor the Company desires to issue to the Holder ___ Series F Convertible Preferred Shares (the “Shares”), which shall have the terms set forth in the form of Share Designation of Series F Convertible Preferred Shares attached hereto as Exhibit A.

C. The Holder desires to accept such Shares in exchange for the Exercised Shares.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1. The Holder hereby agrees to surrender the Exercised Shares to the Company free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature (collectively, “Claims”) in exchange for the Shares. After such cancellation, the Holder acknowledges and agrees that the Exercised Shares shall no longer be outstanding, and the Holder shall have no further rights with respect to the Exercised Shares. In consideration for the cancellation of the Exercised Shares, the Company shall issue the Shares to the Holder promptly, but in no event more than two (2) business days after the date hereof.

2. The Holder hereby represents and warrants that it owns the Exercised Shares beneficially and of record, free and clear of all Claims. The Holder has never transferred or agreed to transfer the Exercised Shares, other than pursuant to this Agreement. There is no restriction affecting the ability of the Holder to transfer the legal and beneficial title and ownership of the Exercised Shares to the Company for cancellation. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of this Agreement in compliance with its terms and conditions by the Holder will conflict with or result in any violation of any agreement, judgment, decree, order, statute or regulation applicable to the Holder, or any breach of any agreement to which the Holder is a party, or constitute a default thereunder, or result in the creation of any Claim of any kind or nature on, or with respect to the Holder or the Holder’s assets, including, without limitation, the Holder’s equity interests in the Company.

3. The Holder is an “Accredited Investor” as defined in rule 501 (a) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Shares are being acquired by the Holder for its account, for investment purposes and not with a view to the sale or distribution of all or any part of the Shares, nor with any present intention to sell or in any way distribute the same, as those terms are used in the Securities Act and the rules and regulations promulgated thereunder. The Holder has sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of acquiring the Shares hereunder. The Holder has reviewed copies of such documents and other information as Holder has deemed necessary in order to make an informed investment decision with respect to its acquisition of the Shares. The Holder understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. The Holder has been advised by the Company that it will not be able to dispose of the Shares, or any interest therein, without first complying with the relevant provisions of the Securities Act and any applicable state securities laws. The Holder acknowledges that the Company is under no obligation to register the Shares. Notwithstanding the foregoing, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Shares, as well as the Common Shares issuable upon conversion of the Shares (the “Conversion Shares”), may be tacked on to the holding period of the Warrant. Upon expiration of the applicable holding period with respect the Warrant and conversion of the Shares in accordance with the terms thereof, the Company hereby agrees to cause its legal counsel to issue a customary legal opinion to the Company’s transfer agent confirming that the Conversion Shares may be issued without registration pursuant to the exemption set forth in Section 4(a)(1) of the Securities Act and the safe harbor established pursuant to the provisions of Rule 144 promulgated under the Securities Act.

4. As inducement for the Company to enter into the Agreement, the Holder hereby releases and discharges the Company, the Company’s subsidiaries, the Company’s and each of its subsidiaries’ officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (“Company Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Company Parties the Holder ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this release, relating to the Warrant and the Exercised Shares. The Holder represents and warrants that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.

5. At the request of the Company and without further consideration, the Holder will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to effectively transfer, convey and assign the Exercised Shares to the Company for cancellation.

6. This Agreement is a binding agreement and constitutes the entire agreement between the parties with respect to the subject matter hereof.

7. The Company covenants and agrees with the Holder that, to the extent that NYSE American, or its staff, request any modifications to the Share Designation of Series F Convertible Preferred Shares, as referenced in Section 9(i) of said Share Designation, the Company shall use best efforts to resist any such changes (unless agreed to by the Requisite Holders, as defined in said Share Designation), and, to the extent changes may be required despite such best efforts, to minimize the number and adverse consequences to the Holder of any such required changes.

8. This Agreement is binding upon and inures to the benefit of the successors and assigns of the parties hereto.

9. Any and all notices or other communications or deliveries to be provided by the parties hereunder shall be in writing and delivered personally, by e-mail attachment, or sent by a nationally recognized overnight courier service, addressed to such party at the address set forth on the signature page hereto. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail attachment prior to 5:30 p.m. (New York City time) on any date, (ii) the next business day after the date of transmission, if such notice or communication is delivered via e-mail attachment on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (iii) the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

10. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflicts of law.

11. This Agreement may be executed in identical counterparts. Each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute a single document. Facsimile, emailed PDFs and electronic signatures shall be deemed originals.

12. The parties hereto agree to use their reasonable best efforts to cooperate with one another to discharge their respective obligations under this Agreement and to satisfy the intents and purposes of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Cancellation and Exchange Agreement as of the date first above written.

COMPANY:

1847 HOLDINGS LLC

By:
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

Address:	260 Madison Avenue, 8th Floor
New York, NY 10016
Attn: Chief Financial Officer
Email:

HOLDER:

[_________________]

By:
Name:
Title:

Address:

Email: